Exhibit 10.2

THIS SUBORDINATED SECURED CONVERTIBLE PROMISSORY NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBJECT TO A SUBORDINATION AND INTERCREDITOR AGREEMENT AMONG FCC, LLC, d/b/a FIRST CAPITAL, GVC CAPITAL LLC (AS AGENT FOR THE INITIAL HOLDER OF THIS NOTE AND THE HOLDERS OF THE OTHER NOTES OF THIS SERIES) AND THE COMPANY, AND SUCH SUBORDINATION AND INTERCREDITOR AGREEMENT SHALL BE BINDING ON ALL FUTURE HOLDERS OF THIS NOTE AND ALL RENEWALS, REPLACEMENTS AND MODIFICATIONS WITH RESPECT TO THIS NOTE.

U.S. $________
No. [2010-1]	Original Issue Date: May 6, 2010

SUBORDINATED SECURED 8% CONVERTIBLE PROMISSORY NOTE
DUE May 6, 2013

           THIS PROMISSORY NOTE is one of a duly authorized issue of Subordinated Secured Convertible Promissory Notes of  AEROGROW INTERNATIONAL, INC., a Nevada corporation, (the “Company”), designated as its Series A Subordinated Secured 8% Convertible Promissory Notes (the “Promissory Notes”) due on May 6, 2013 (the “Maturity Date”), in an aggregate principal amount of up to $8.4 million plus accrued but unpaid interest.

           FOR VALUE RECEIVED, the Company promises to pay to  , the registered holder hereof (the "Holder"), the principal sum of _________and 00/100  Dollars (US $________)  and to pay interest on the principal sum outstanding from time to time in arrears at the rate of 8% per annum, accruing from May 6, 2010 (“Issue Date”) and payable in accordance with Section 4 hereof.  Accrual of interest shall commence on the first such business day to occur after the Issue Date and shall continue to accrue on a daily basis until payment in full of the principal sum has been made or duly provided for.

           The Company shall pay principal and accrued interest on or before the Maturity Date.

           This Promissory Note is being issued pursuant to the terms of the Subscription Agreement (the “Subscription Agreement”), to which the Company and the Holder (or the Holder’s predecessor in interest) are parties.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Subscription Agreement.

           This Promissory Note is subject to the following additional provisions.

Section 1.       Collateral, and Pari Passu.

This Promissory Note is one of a series of Promissory Notes known as the Series A Subordinated Secured 8% Convertible Promissory Notes in an aggregate principal amount of up to $8.4 million plus accrued but unpaid interest.  No payments will be made to the holder of this Promissory Note unless a proportional payment (based on outstanding principal amount) is made with respect to all other Promissory Notes of the Series.  Upon liquidation, this Promissory Note will be treated in pari passu with all other Promissory Notes of the Series.

The repayment of this Promissory Note is secured by a subordinated security interest in all of the tangible and intangible assets of the Company.  The security interest is held under a Security Agreement dated May 6, 2010 for the benefit of all holders of Promissory Notes issued as part of this Series.  The rights of the Noteholders under the Security Agreement are further subject to the provisions of a Collateral Agent Agreement executed concurrently therewith.

Section 2.       No Sale or Transfer.  This Promissory Note may not be sold, transferred, assigned, hypothecated or divided into two or more Promissory Notes of smaller denominations except to the extent such sale, transfer, assignment, hypothecation or division is in compliance with federal and applicable state securities laws, the compliance with which must be established to the reasonable satisfaction of the Company.

Section 3.       Limitations on Debt.  Until all Promissory Notes issued in this Series are repaid in full or converted into shares of Common Stock in accordance with their terms, the Company may not create, incur, assume, or suffer to exist any other indebtedness, except for (a) Indebtedness under the FCC, LLC loan documents, together with any renewals, extensions, refinancing, substitutions or modifications thereof; (b) indebtedness existing on the date hereof, together with any renewals, extensions, refinancing, substitution or modifications thereof, (c) Indebtedness that is subordinated to the Promissory Notes and (d) indebtedness incurred in the ordinary course of business.

Section 4.       Provisions Regarding Payment of Interest.  Interest hereunder will be paid to the Holder quarterly,on the last day of the months of January, April, July and October, with the first interest payment due on or before October 31, 2010.    If not paid previously, all interest will be payable at the Maturity Date.  At the option of the Company, interest may be paid (i) in cash, or (ii) in the form of shares of the Company’s common stock, provided that (A) the resale of the shares of common stock by the Holder has been registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to an effective registration statement filed under the Securities Act, and (B) the shares of common stock are valued at the moving average Market Price, as defined herein,  of the common stock as quoted on the OTC Bulletin Board or other principal trading market of the shares over the 30 trading days immediately preceding the interest payment date, but not to exceed $.25.

            Section 5.       (a)           “Event of Default” wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)           Any default in the payment of the principal of or interest on this Promissory Note as and when the same shall become due and payable, (whether on the Maturity Date or by acceleration or otherwise);

(ii)         The Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Promissory Note, the Security Agreement or any other agreement between the Company and the holder hereof, and such failure or breach shall not have been remedied within 30 days after the date on which notice of such failure or breach shall have been given;

(iii)         The Company shall commence a voluntary case under the United States Bankruptcy Code or insolvency laws as now or hereafter in effect or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not controverted within 30 days, or is not dismissed within 60 days, after commencement of such involuntary case; or a “custodian” (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding which remains undismissed for a period of 60 days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay its debts generally as they become due; or the Company shall call a meeting of all of its creditors with a view to arranging a composition or adjustment of its debts; or the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing.

                        (b)           Remedies.  The Holder, together with all other holders of Promissory Notes based on a majority vote by principal amount of the Holders of all other Promissory Notes (a “Majority of the Holders”), may declare a default under Section 5(a)(i) upon not less than 30 days’ written notice to the Company.  If the Company fails to cure an Event of Default within such period (or if the cure cannot be reasonably completed within such period, commence the cure of the Event of Default and diligently pursue such cure), then the principal amount hereof together with all accrued and unpaid interest shall accrue interest at the rate of eighteen (18%), and a Majority of the Holders may:

(i)          Declare all amounts due under the Promissory Notes immediately due and owing and exercise all rights with respect thereto under the Security Agreement or permitted by law;

(ii)          Apply to a court with its seat in Colorado that has jurisdiction over the Company for the appointment of a receiver to manage the assets and operations of the Company;

(iii)         Convert all of the Promissory Notes into common stock of the Company; or

(iv)        Assert any other remedy available at law or in equity.

Section 6.       Prepayment.  The Company may prepay this Promissory Note in whole or in part at any time prior to the Maturity Date upon not less than 30 days’ written notice to the Holder.

Section 7.       Definitions.  For the purposes hereof, the following terms shall have the following meanings:

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Colorado are authorized or required by law or other government action to close.

“Company” means AeroGrow International, Inc., a Nevada corporation.

“Conversion Amount” shall mean the total of unpaid principal and accrued but unpaid interest at the date such amount is determined.

“Conversion Price” shall mean $0.10 per share; provided, however, that in the event that the Company consummates a financing or series of financings of equity securities in the aggregate gross amount of more than $1.0 million at a price per share or price per share equivalent of less than $.10 per share (the “Lower Price”),  then the Conversion Price shall automatically be adjusted to the Lower Price.

“Conversion Shares” shall mean the shares of the Company’s common stock issued or issuable upon conversion of the Promissory Notes.

“Promissory Notes” means the Promissory Notes, or any of them, as the context may require.

“Holder” means any Person who is a registered holder of this Promissory Note as listed in the books of the Company.

“Interest Payment Date” is as defined in the paragraph entitled “FOR VALUE RECEIVED,” above.

“Majority of the Holders” is as defined in Section 5(b).

“Market Price” at any date shall be deemed to be (i) if the principal trading market for such securities is any exchange, the last reported sale price, on each Trading Day for which determination is made as officially reported on any consolidated tape, (ii) if the principal market for such securities is the over-the-counter market, the closing prices (or, if no closing price, the closing bid price) on such Trading Days as set forth by Nasdaq or other registered exchange or the OTC Bulletin Board (whichever is the principal market for the Company’s common stock) as reported at http://finance.yahoo.com or, (iii) if the security is not quoted on Nasdaq or other registered exchange or the OTC Bulletin Board, the average bid and asked price as set forth on www.pinksheets.com or (if not available) in the National Quotation Bureau sheet listing such securities for such day.  Notwithstanding the foregoing, if there is no reported closing price or bid price, as the case may be, on any of the ten trading days preceding the event requiring a determination of Market Price hereunder, then the Market Price shall be determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

“Material Adverse Effect” means a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Company taken as a whole.

“Maturity Date” means the date defined in the first paragraph or (if earlier) the date of any prepayment or acceleration.

“Original Issue Date” shall mean the date this Promissory Note is purchased by the initial holder.

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Strike Price” means the Conversion Price, as adjusted as set forth in Section 8(d), below.

“Trading Day” means a day in which the market on which shares of the Company’s common stock are principally traded is open for trading, whether or not any shares of the Company’s common stock are actually traded on that day.

Section 8.       Conversion.

a.           Voluntary Conversion.  At any time before this Promissory Note has been paid, upon written notice to the Company, the Holder may convert the Conversion Amount into shares of the Company’s common stock by dividing the Conversion Amount by the Conversion Price.

b.           Mandatory Automatic Conversion.      The Conversion Amount shall automatically  convert into shares of the Company’s common stock at the then current Conversion Price upon ten (10) days’ written notice to the Holder (“Conversion Notice”) in the event (i) a Registration Statement registering for resale under the Securities Act, the Conversion Shares, has been filed with the Securities and Exchange Commission and is in effect on the date of Conversion Notice, or all of the Conversion Shares can be resold by the Holders at one time pursuant to Rule 144 under the Securities Act,  (ii) there exists on the date of written notice a public trading market for the Company's Common Stock and such shares are listed for quotation on the NASDAQ Stock Market, a registered exchange or OTC Bulletin Board,  (iii) the Market Price of the Company's Common Stock has equaled or exceeded $.25 for twenty (20) out of the last thirty (30) consecutive Trading Days immediately preceding the date of such notice, and (iv) the average daily trading volume of the Common Stock for the twenty (20) out of the last thirty (30) consecutive Trading Days immediately preceding the date of such notice was at least 1,000,000 shares.  In the event of such automatic conversion, the rights of Holder under this Note and collateral documents shall immediately terminate, interest under this Note shall cease to accrue and thereafter Holder’s sole right and the sole right evidenced by this Note shall be to entitle the Holder, upon surrender of this Note to the Company, to receive shares of the Company’s common stock as provided for herein.

c.           Limitation on Conversion.   Notwithstanding any other provision hereof, in no event (except (i) as specifically provided herein as an exception to this provision, or (ii) while there is outstanding a tender offer for any or all of the shares of the Company’s Common Stock or (iii) for a Holder who is immediately prior to the conversion of this Promissory Note is the beneficial owner of five  percent or more of the issued and outstanding shares of the Company’s Common Stock) shall the Holder be entitled to convert any portion of this Promissory Note, or shall the Company have the obligation to convert such Promissory Note (and the Company shall not have the right to pay interest hereon in shares of Common Stock) to the extent that, after such conversion or issuance of stock in payment of interest, the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Promissory Notes or other convertible securities or of the unexercised portion of warrants or other rights to purchase Common Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Promissory Notes with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such conversion).  For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, except as otherwise provided in clause (1) of such sentence.  The Holder, by its acceptance of this Promissory Note, further agrees that if the Holder transfers or assigns any of the Promissory Notes to a party who or which would not be considered such an affiliate, such assignment shall be made subject to the transferee’s or assignee’s specific agreement to be bound by the provisions of this Section 8(c) as if such transferee or assignee were the original Holder hereof.  Nothing herein shall preclude the Holder from disposing of a sufficient number of other shares of Common Stock beneficially owned by the Holder so as to thereafter permit the continued conversion of this Promissory Note. . The provisions of this paragraph 8(c) (i) shall not apply to any Holder who, without regard to this Note and the underlying Conversion Shares is the beneficial owner, within the meaning of Rule 13d-3) of 5% or more of the Company’s issued and outstanding shares of common stock, (ii) can be waived by agreement of the Company and the Holder, and (iii) shall terminate in the event the provisions of paragraph 8(b) regarding mandatory automatic conversion are triggered and become operative.

d.           Manner of Converison. Voluntary conversion provided for in paragraph 8(a) above shall be effectuated by faxing a Notice of Conversion (as defined below) to the Company as provided in this paragraph.  The Notice of Conversion shall be executed by the Holder of this Promissory Note and shall evidence such Holder's intention to convert this Promissory Note or a specified portion hereof in the form annexed hereto as Exhibit A. No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share.  The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder faxes or otherwise delivers the conversion notice ("Notice of Conversion") to the Company so that it is received by the Company on or before such specified date, provided that, if such conversion would convert the entire remaining principal of this Promissory Note, the Holder shall deliver to the Company the original Promissory Notes being converted no later than five (5) business days thereafter.  Facsimile delivery of the Notice of Conversion shall be accepted by the Company at facsimile number 303-350-4770, Attention : Greg Clarke.  Certificates representing Common Stock upon conversion (“Conversion Certificates”) will be delivered to the Holder at the address specified in the Notice of Conversion (which may be the Holder’s address for notices as contemplated by the Subscription Agreement or a different address), via express courier, by electronic transfer or otherwise, as provided in Section 8(e)(iii) below, and, if interest is paid by Common Stock, the Interest Payment Date. The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this Section 8(d) on the Conversion Date.

e.           Nature of Common Stock Issued.

 (i)               When issued upon conversion of the Promissory Notes pursuant to Section 8(a) or (b) hereof, the Conversion Shares will be legally and validly issued, fully-paid and non-assessable.

 (ii)             Upon any conversion, this Promissory Note will be deemed cancelled and of no further force and effect, representing only the right to receive the Conversion Shares, regardless whether the Holder delivers this Promissory Note to the Company for cancellation.

                      (iii)           As soon as possible after a conversion has been effected (and subject to the Holder having returned the Promissory Note to the Company for cancellation), the Company will deliver to the converting holder a certificate or certificates representing the Conversion Shares issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified.  If any fractional share of common stock would be issuable upon any conversion, the Company will pay the holder of the Conversion Shares an amount equal to the Market Price of such fractional share.

                      (iv)           The issuance of certificates for shares of Conversion Shares will be made without charge.

                      (v)           The Company will not close its books against the transfer of the Conversion Shares issued or issuable in any manner which interferes with the conversion of this Promissory Note.

f.           Conversion Price Dilution Adjustment.  In order to prevent dilution of the conversion rights granted under this Section, the Conversion Price and the Strike Price will be subject to adjustment from time to time pursuant to this Section 8f.

                      (i)           If the Company at any time subdivides (by any stock split, stock dividend or otherwise) its outstanding shares of common stock into a greater number of shares, the Conversion Price and the Strike Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) its outstanding shares of common stock into a smaller number of shares, the Conversion Price and the Strike Price in effect immediately prior to such combination will be proportionately increased.

                      (ii)           In the event of a judicial or non-judicial dissolution of the Company, the conversion rights and privileges of the Holder shall terminate on a date, as fixed by the Board of Directors of the Company, not more than 45 days and not less than 30 days before the date of such dissolution. The reference to shares of common stock herein shall be deemed to include shares of any class into which said shares of common stock may be changed.

                      (iii)           Adjustment for Dividends.  In the event the Company shall make or issue, or shall have issued, or shall fix a record date for the determination of holders of common stock entitled to receive a dividend or the distribution (other than a distribution otherwise provided for herein) payable in (a) securities of the Company other than shares of common stock or (b) assets (including cash paid or payable out of capital or capital surplus or surplus created as a result of a revaluation of property, but excluding the cumulative dividends payable with respect to an authorized series of Preferred Stock), then and in each such event provision shall be made so that the holders of Promissory Notes shall receive upon conversion thereof in addition to the number of shares of common stock receivable thereupon, the number of securities or such other assets of the Company which they would have received had their Promissory Notes been converted into common stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities or such other assets receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph  with respect to Holders.

                      (iv)           Adjustment for Capital Reorganization or Reclassification.  If the common stock issuable upon the conversion of the Promissory Notes shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise then and in each such event the holder of the Promissory Notes shall have the right thereafter to convert such Promissory Notes and receive the kind an amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of common stock into which such Promissory Note might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

                      (v)           Adjustment of Number of Shares.  Anything in this Certificate to the contrary notwithstanding, in case the Company shall at any time issue Common Stock or convertible securities by way of dividend or other distribution on any stock of the Company or subdivide or combine the outstanding shares of Common Stock, the Strike Price shall be proportionately decreased in the case of such issuance (on the day following the date fixed for determining shareholders entitled to receive such dividend or other distribution) or decreased in the case of such subdivision or increased in the case of such combination (on the date that such subdivision or combination shall become effective).

                      (vi)           No Adjustment for Small Amounts.  Anything in this paragraph to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Strike Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the Strike Price by at least one cent, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual Strike Price by at least one cent, such change in the Strike Price shall thereupon be given effect.

Section 9.       No Impairment.  Except as expressly provided herein, no provision of this Promissory Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Promissory Note at the time, place, and rate, and in the coin or currency, herein prescribed.  This Promissory Note is a direct obligation of the Company.

Section 10.      No Rights as a Shareholder.  This Promissory Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings.

Section 11.      No recourse shall be had for the payment of the principal of, or the interest on, this Promissory Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Section 12.     All payments contemplated hereby to be made “in cash” shall be made in immediately available good funds of United States of America currency by wire transfer to an account designated in writing by the Holder to the Company (which account may be changed by notice similarly given).  All payments of cash and each delivery of shares of Common Stock issuable to the Holder as contemplated hereby shall be made to the Holder at the address last appearing on the Promissory Note Register of the Company as designated in writing by the Holder from time to time; except that the Holder can designate, by notice to the Company, a different delivery address for any one or more specific payments or deliveries.

Section 13.     The Holder of the Promissory Note, by acceptance hereof, agrees that this Promissory Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Promissory Note or the shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

Section 14.     The Promissory Notes will initially be issued in denominations determined by the Company, but are exchangeable for an equal aggregate principal amount of Promissory Notes of different denominations, as requested by the Holder surrendering the same.  No service charge will be made for such registration or transfer or exchange.

Section 15.     The Company shall be entitled to withhold from all payments of principal of, and interest on, this Promissory Note any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

Section 16      This Promissory Note has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws and the terms of the Subscription Agreement.  In the event of any proposed transfer of this Promissory Note, the Company may require, prior to issuance of a new Promissory Note in the name of such other person, that it receive reasonable transfer documentation that is sufficient to evidence that such proposed transfer complies with the Act and other applicable state and foreign securities laws and the terms of the Subscription Agreement.  Prior to due presentment for transfer of this Promissory Note, the Company and any agent of the Company may treat the person in whose name this Promissory Note is duly registered on the Company's Promissory Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Promissory Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 17.     Mutilated, Lost or Stolen Promissory Notes.  If this Promissory Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Promissory Note, or in lieu of or in substitution for a lost, stolen or destroyed Promissory Note, a new Promissory Note for the principal amount of this Promissory Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Promissory Note, and of the ownership hereof, and adequate indemnity, if requested, all reasonably satisfactory to the Company.

Section 18.     Governing Law.  This Promissory Note shall be governed by and construed in accordance with the laws of the State of Colorado.  Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of Boulder, Colorado, or the state courts of the State of Colorado sitting in Boulder County, Colorado in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of this Promissory Note.

Section 19.     Waiver of Jury Trial; No Other Waivers.    The Company and the Holder hereby waive the right to a trial by jury in any action, proceeding or counterclaim in respect of any matter arising out or in connection with this Promissory Note.  Any waiver by the Company or the Holder of a breach of any provision of this Promissory Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Promissory Note.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Promissory Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Promissory Note.  Any waiver must be in writing.

Section 20.     Severability. If any provision of this Promissory Note is invalid, illegal or unenforceable, the balance of this Promissory Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

Section 21.     Obligations Due on a Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next calendar month, the preceding Business Day in the appropriate calendar month).

           IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer duly authorized for such purpose, as of the date first above indicated.

                           AEROGROW INTERNATIONAL, INC.

                           By:________________________________
                                 Jack J. Walker, Chairman and CEO

NOTICE OF CONVERSION

(To be Executed by the Registered Holder
in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $__________ principal amount of the Note (defined below) and $___________ in accrued and unpaid interest due under the Note into shares of common stock, par value $.001 per share (“Common Stock”), of AeroGrow International, Inc., a Nevada corporation (the “Company”) according to the conditions of the Series A Subordinated Secured Convertible Note of the Company (the “Note”), as of the date written below.  If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates.  No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.  The original certificate evidencing the Note is delivered herewith (or evidence of loss, theft or destruction thereof).

The Company shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker:

Account Number:

In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name:

Address:

The Company shall issue and deliver shares of Common Stock to an overnight courier not later than three business days following receipt of the original Note(s) to be converted, and shall make payments pursuant to the Notes for the number of business days such issuance and delivery is late.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Note shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

Date of Conversion:

Applicable Conversion Price:

Number of Shares of Common Stock to be Issued Pursuant to
Conversion of the Notes:___________________

Signature:___________________________________

Name:______________________________________

Address:____________________________________

___________________________________________

SS or Tax I.D. No.____________________________